UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 25, 2020

TrueCar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36449	04-3807511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Broadway, Suite 200
Santa Monica, California 90401
(Address of principal executive offices, including zip code)

(800) 200-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TRUE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of John Krafcik

On March 25, 2020, John Krafcik informed TrueCar, Inc. (the “Company”) of his resignation from the Board of Directors (the “Board”) of the Company, effective on March 31, 2020. Mr. Krafcik’s resignation was not due to any disagreement with the Company. Following the receipt of Mr. Krafcik’s resignation, the Board reduced the size of the Board from nine to eight directors with an effective date of March 31, 2020.

Reduction in Officer Base Salaries

On March 26, 2020, in light of the uncertainty caused by the recent outbreak of the novel coronavirus, the Compensation and Workforce Committee (the “Committee”) of the Board reduced the base salaries of the executive officers of the Company as set forth below, effective April 1, 2020:

Executive	Current Base Salary	New Base Salary
Michael D. Darrow	$590,000	$472,000
Noel B. Watson	$450,000	$382,500
Simon E. Smith	$400,000	$360,000
Jeffrey J. Swart	$400,000	$360,000

The reduction in the executive officers’ base salaries will be effective until the Company determines, in its discretion, to wholly or partially reinstate the current base salaries.

Item 8.01    Other Information.

On March 25, 2020, in light of the same considerations, beginning on April 1, 2020 and continuing until Mr. Darrow’s base salary is restored, the Board reduced by 20% the amount of the base cash retainer payable to members of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUECAR, INC.

By:	/s/ Jeff Swart
Jeff Swart
EVP, General Counsel & Secretary

 Date:  March 26, 2020